BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                             BALANCE SHEET
                             June 30, 2000
                              (UNAUDITED)

           ASSETS

Current assets
--------------
Cash and cash equivalents                                  $    208,863
Accounts receivable - net                                     4,289,466
Finished goods inventory                                      2,075,185
Prepaid samples and materials                                   486,194
Prepaid expenses and other                                       88,030
Refundable income tax                                           294,824
                                                            ------------
          Total current assets                                7,442,562

Property and equipment - net                                    243,521
Intangibles - net                                             8,547,382
Other assets                                                    133,570
                                                            ------------
Total Assets                                               $ 16,367,035
                                                            ============


             LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
-------------------
Current maturities of long-term debt                       $    455,270
Revolving credit line                                         1,165,185
Accounts payable                                              2,150,905
Accrued expenses                                              2,302,667
                                                            ------------
         Total current liabilities                            6,074,027


Long-term debt, less current maturities                         824,522

Commitments & contingencies

Stockholders' equity
--------------------
Preferred stock, $.01 par value;
   authorized, 2,000,000 shares; issued, none                     -
Common stock, $.01 par value, authorized
   26,400,000; issued 8,206,289 shares at
   June 30, 2000                                             14,757,786
Common, Class B, $.01 par value, authorized
   900,000 shares, issued and outstanding,
   431,552 shares at June 30, 2000                              845,448
Treasury stock, at cost (730,872 shares at
   June 30, 2000)                                            (1,032,722)
Accumulated deficit                                          (5,102,026)
                                                            ------------
                                                              9,468,486
                                                            ------------
Total Liabilities & Stockholders' Equity                 $   16,367,035
                                                            ============






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